Exhibit 99.2

Certification pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, David Obstler, the Chief Financial Officer and Treasurer of Pinnacor Inc. (the “Company”), certify that (i) the Company’s 10-Q for the quarter ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David Obstler

David Obstler, CFO & Treasurer

Date: November 14, 2002